As filed with the Securities and Exchange Commission on September 30, 1998
                                                      Registration No. 333-_____
================================================================================

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

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                             Richfood Holdings, Inc.
             (Exact name of registrant as specified in its charter)

 Virginia                                                     54-1438602
(State or other jurisdiction of                             (I.R.S. Employer
incorporation)                                             Identification No.)
                            4860 Cox Road, Suite 300
                           Glen Allen, Virginia 23060
                                 (804) 915-6000
                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

--------------------------------------------------------------------------------

                                 John E. Stokely
                 Chairman, President and Chief Executive Officer
                             Richfood Holdings, Inc.
                            4860 Cox Road, Suite 300
                           Glen Allen, Virginia 23060
                                 (804) 915-6000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

--------------------------------------------------------------------------------


          Copies to:                                     John W. White
       Gary E. Thompson                             Cravath, Swaine & Moore
      Hunton & Williams                                Worldwide Plaza
 Riverfront Plaza, East Tower                          825 Eighth Avenue
     951 East Byrd Street                          New York, New York 10019
   Richmond, Virginia 23219                             (212) 474-1732
        (804) 788-8200
                         -------------------------------

                  Approximate date of commencement of proposed
                 sale to the public: From time to time after the
                 effective date of this Registration Statement.
                           ---------------------------

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

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                                                CALCULATION OF REGISTRATION FEE
================================================ -------------------- -------------------- --------------------- -------------------
                                                                       Proposed maximum      Proposed maximum
              Title of each class                   Amount to be      offering price per    aggregate offering        Amount of
       of securities to be registered(1)          registered(2)(3)        unit(3)(4)        price(2)(3)(4)(5)    registration fee(6)
================================================ ==================== ==================== ===================== ===================
Debt Securities, Preferred Stock (without par
value), Depositary Shares,(7) Common Stock               N/A                  N/A              $500,000,000           $147,500
(without par value) and Warrants   . . . . . .
 . . . . . . . . . . . . . . . . . .
===================================================================================================================================

(1) This Registration Statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder. In addition, any of the securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) If any Debt Securities are issued at an original issue discount, then such greater principal amount as shall result in an aggregate initial offering price of $500,000,000. In no event will the aggregate initial offering price of Debt Securities, Preferred Stock, Depositary Shares,
        Common Stock and Warrants issued under this Registration Statement exceed $500,000,000.

(3) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act .

(4) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered hereunder.

(5) No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion or exercise of, other securities registered hereunder.

(6) Calculated pursuant to Rule 457(o) of the Rules and Regulations of the Securities and Exchange Commission (the "Commission") under the
        Securities Act.

(7) Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event the Registrant elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests, and such shares will be issued to the Depositary Bank under the Deposit Agreement.

--------------------------------------------------------------------------------

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


------------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration.





                              SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED SEPTEMBER 30, 1998
PROSPECTUS
                                 $500,000,000

                             Richfood Holdings, Inc.

                                 Debt Securities
                                  Common Stock
                                 Preferred Stock
                                    Warrants

-----------------------------------------------------------------------------

         Richfood Holdings, Inc., a Virginia corporation ("Richfood" or the "Company"), intends to issue from time to time in one or more series up to $500,000,000 aggregate offering price of its (i) unsecured debt securities ("Debt Securities"), which may be either senior debt securities ("Senior Debt Securities") or subordinated debt securities ("Subordinated Debt Securities"),
(ii) shares of preferred stock, without par value ("Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts ("Depositary Shares"), (iii) shares of common stock, without par value ("Common Stock"), and (iv) warrants to purchase shares of Common Stock or Preferred Stock ("Warrants") on terms to be determined at the time of sale (the Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants are referred to collectively as the "Securities"). The Securities offered hereby (the "Offered Securities") may be offered separately or as units with other Offered
Securities, in separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

The Senior Debt Securities will rank equally with all other unsubordinated and unsecured indebtedness of the Company. The Subordinated Debt Securities will be subordinated in right of payment to all existing and future Senior Indebtedness, as defined in the Senior Indenture described herein. Both the Senior Debt Securities and the Subordinated Debt Securities will be effectively subordinated to any secured indebtedness of the Company and its subsidiaries and to any unsecured, unsubordinated indebtedness and other liabilities of the Company's subsidiaries. At July 25, 1998, the Company and its subsidiaries had $19,126,000 of secured indebtedness outstanding, and the Company's subsidiaries had $231,585,000 of unsecured, unsubordinated indebtedness outstanding. The indentures governing Debt Securities will not contain any restrictions on the ability of the Company to incur additional unsecured indebtedness or any provisions that would afford holders of the Debt Securities protection in the event of a significant transaction involving the Company that might adversely affect the holders of the Debt Securities. See "Description of Debt Securities."

          The specific terms of the Offered Securities in respect of which this Prospectus is being delivered, such as, where applicable, (i) in the case of Debt Securities, the specific designation (including whether senior or subordinated), aggregate principal amount, denomination, maturity, premium, if any, priority, interest rate (which may be variable or fixed), time of payment of any premium and any interest, terms for optional redemption or repayment or for sinking fund payments, terms for conversion into or exchange for other Offered Securities or the securities of another issuer, and the initial public offering price; (ii) in the case of Preferred Stock, the specific title and stated value, number of shares or fractional interests therein, and the dividend, liquidation, redemption, conversion, voting and other rights, the initial public offering price, and whether interests in the Preferred Stock will be represented by Depositary Shares; (iii) in the case of Common Stock, the initial offering price; (iv) in the case of Warrants, the number and terms thereof, the description and the number of securities issuable upon their exercise, the exercise price, the terms of the offering and sale thereof and, where applicable, the duration and detachability thereof, and (v) in the case of all Offered Securities, whether such Offered Security will be offered separately or as a unit with other Offered Securities, will be set forth in a Prospectus Supplement. The Prospectus Supplement will also contain information, where applicable, about material United States

                                                               (continued . . .)

(cover page continued)

federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by the Prospectus Supplement.

         The Offered Securities may be sold for public offering to underwriters or dealers, which may be a group of underwriters represented by one or more managing underwriters, or through such firms or other firms acting alone or through dealers. The Offered Securities may also be sold directly by the Company or through agents to investors. The names of any agents, dealers or managing underwriters, and of any underwriters, involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the applicable agent's commission, dealer's purchase price or underwriter's discount and the net proceeds to the Company from such sale will be set forth in the Prospectus Supplement. See "Plan of Distribution."


         This Prospectus may not be used to consummate the sale of the Securities unless accompanied by a Prospectus Supplement.

-----------------------------------------------------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

-----------------------------------------------------------------------------

       The date of this  Prospectus is ____________ __, 1998.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Additionally, the Commission maintains an internet web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission in Washington, D.C. a Registration Statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities to which this Prospectus relates. As permitted by the Rules and Regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement, including the exhibits thereto, which may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The  following  documents  filed by the Company with the  Commission  under
Section 13 of the  Exchange  Act are hereby  incorporated  by  reference in this
Prospectus: (i) the Company's Annual Report on Form 10-K for the fiscal year ended May 2, 1998; (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 25, 1998; (iii) the Company's Current Report on Form 8-K, dated May 13, 1998, as amended by the Company's Current Report on Form 8-K/A1 filed July 27, 1998, and by the Company's Current Report on Form 8-K/A2 filed September 30, 1998; (iv) the Company's Current Report on Form 8-K dated March 19, 1998, as amended by the Company's Current Report on Form 8-K/A1 filed May 18, 1998; and (v) the description of the Common Stock contained in the Company's registration statement on Form 8-A, dated April 29, 1988, together with any further amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be made a part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus or the Prospectus Supplement.

         The Company will furnish without charge to each person to whom a copy of this Prospectus is delivered, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Written or telephone requests should be directed to Richfood Holdings, Inc., 4860 Cox Road, Suite 300, Glen Allen, Virginia 23060, Attention: Scott M.J. Anderegg, Senior Attorney and Assistant General Counsel, (804) 915-6000.

                           FORWARD-LOOKING STATEMENTS

         This Prospectus, any Prospectus Supplement and the documents incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements containing the words "believes," "anticipates," "expects" and words of similar import. Such forward-looking statements relate to future events, the future financial performance of the Company, and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company or industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Prospective investors should specifically consider the various factors identified in the Prospectus, any Prospectus Supplement, and the documents incorporated by reference herein, which could cause actual results to differ. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments.

                                   THE COMPANY


         Richfood is a major integrated food company operating primarily in the Mid-Atlantic region of the United States. The Company's Wholesale Division is the leading wholesale food distributor in the Mid-Atlantic region and the fourth largest publicly owned food wholesaler in the United States. As a result of recent acquisitions, the Company's Retail Division is now one of the largest food retailers in its Mid-Atlantic operating region.

         The Company's Wholesale Division supplies a comprehensive selection of national brand and private label grocery products, dairy products, frozen foods, fresh produce items, meats, delicatessen and bakery products and non-food items from its two principal distribution centers. The Company's distribution centers are strategically located within its operating region and have capacity to accommodate additional growth. The Company's Wholesale Division serves approximately 1,400 retail grocery stores, including leading regional chains and smaller independent retailers throughout the Mid-Atlantic region, offering its customers a dependable supply and prompt delivery of over 37,000 grocery and non-grocery items at competitive prices. The Company's Retail Division operates the 43 store Farm Fresh chain located primarily in the Hampton Roads region of Virginia, 38 Shoppers Food Warehouse stores in the greater Washington, D.C., metropolitan area and the Metro chain of 16 retail grocery stores in the metropolitan Baltimore, Maryland area.


         Richfood was organized in July 1987 as the successor to a wholesale grocery firm established in 1935. The Company is headquartered at 4860 Cox Road, Glen Allen, Virginia 23060.

                                 USE OF PROCEEDS

         Except as may be otherwise set forth in the Prospectus Supplement accompanying this Prospectus, the net proceeds from the sale of the Securities will be used for general corporate purposes, which may include financing acquisitions, the repayment of indebtedness and the repurchase of outstanding securities of the Company, including Common Stock. Funds not required immediately for those purposes may be invested temporarily in short-term marketable securities.

     The Company is a party to a Credit Agreement (the "Credit Agreement") which includes a $200 million term loan (the "Term Loan") that matures on November 12, 1999. The Credit Agreement requires prepayment of the Term Loan under certain circumstances, which include (i) certain sales by the Company of its capital stock or other equity securities (including the Common Stock and the Preferred
Stock), and (ii) any incurrence by the Company of additional debt for money borrowed with a term exceeding one year (which may include Debt Securities). In general, if Securities are sold pursuant to this Prospectus, the net proceeds would first be used to repay any amounts outstanding under the Term Loan.

         A brief description of any indebtedness to be repaid with the net proceeds from the sale of Securities will be set forth in the Prospectus Supplement.

                                 CERTAIN RATIOS

         The following table sets forth the Company's consolidated ratio of earnings to fixed charges for the periods shown. For purposes of calculating the ratio, earnings consist of pretax income from continuing operations plus fixed charges. Fixed charges consist of (i) interest expense, (ii) amortization of debt expense, discount and premium relating to any indebtedness and (iii) the interest portion of net rental expense.




                             12 Weeks Ended                                      Fiscal Year Ended
                       ----------------------------    -------------------------------------------------------------------------
                       July 25,         July 26,          May 2,           May 3,          April 27,     April 29,    April 30,
                          1998            1997             1998             1997              1996          1995        1994
                          ----            ----             ----             ----              ----          ----        ----

 Ratio of earnings
 to fixed charges .       2.8x            7.2x             5.7x             6.8x              4.0x          3.4x        2.3x
 . . . .



                         DESCRIPTION OF DEBT SECURITIES

         The following sets forth certain general terms and provisions of the Debt Securities offered hereby. Further terms of the Offered Securities are set forth in the Prospectus Supplement.

         The Senior Debt Securities are to be issued under an Indenture, dated as of _____________, 1998, between the Company and
______________________________,   as  Trustee   (the  "Senior   Trustee").   The
Subordinated Debt Securities are to be issued under an Indenture between the Company and _____________________________, as Trustee (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are sometimes referred to individually as an "Indenture" and collectively as the "Indentures." The Senior Trustee and the Subordinated Trustee are sometimes referred to individually as a "Trustee" and collectively as the "Trustees." The form of the Senior Indenture and the form of the Subordinated Indenture are filed as exhibits to the Registration Statement. The following summaries of material provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures, including the definitions therein of certain terms. Whenever particular Sections, Articles or defined terms of the Indentures are referred to, it is intended that such Sections, Articles or defined terms shall be incorporated herein by reference.

General

         The Debt Securities to be offered by this Prospectus are limited to $500,000,000 in aggregate principal amount of unsecured debt obligations of the Company. However, the Indentures do not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued thereunder from time to time in one or more series. (Section 301). Neither the Indentures nor the Debt Securities will limit or otherwise restrict the amount of Senior Indebtedness (as defined below under "--Subordination of Subordinated Debt Securities") that may be incurred by the Company or any of its subsidiaries.

          The  Senior  Debt  Securities  will be  unsecured  obligations  of the
Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Senior Debt Securities will be effectively subordinated to any secured indebtedness of the Company and its subsidiaries and to any unsecured, unsubordinated indebtedness of the Company's subsidiaries. At July 25, 1998, the Company and its subsidiaries had $19,126,000 of secured indebtedness outstanding, and the Company's subsidiaries had $231,585,000 of unsecured, unsubordinated indebtedness outstanding. The Subordinated Debt Securities will be unsecured obligations of the Company and will be subordinated in right of payment to all Senior Indebtedness.

          Reference is made to the applicable Prospectus Supplement for the specific terms of the series of Debt Securities offered thereby including: (i) the title of the Debt Security; (ii) the aggregate principal amount and denominations; (iii) the maturity or maturities; (iv) the price to be received by the Company from the sale of such Debt Securities; (v) the interest rate or rates (or the method of calculation thereof) to be established for the Debt Securities, which rate or rates may vary from time to time; (vi) the date or dates on which principal of the Debt Securities is payable; (vii) the date or dates from which interest on the Debt Securities shall accrue and the payment and record date or dates for payments of interest or the methods by which any such dates will be determined; (viii) the place or places where principal of, premium, if any, and interest, if any, on the Debt Securities is payable; (ix) the terms of any sinking fund and analogous provisions with respect to the Debt Securities; (x) the respective redemption and repayment rights, if any, of the Company and of the holders of the Debt Securities and the related redemption and repayment prices and any limitations on such redemption or repayment rights;
(xi) any provisions relating to the conversion or exchange of the Debt Securities for other Offered Securities or the securities of another issuer;
(xii) any addition to or change in the affirmative or negative covenants, if any, to be imposed upon the Company relating to any of the Debt Securities;
(xiii) any trustee or fiscal or authenticating or payment agent, issuing and paying agent, transfer agent or registrar or any other person or entity to act in connection with such Debt Securities for or on behalf of the holders thereof or the Company or an affiliate; (xiv) whether such Debt Securities are to be issuable initially in temporary global form and whether any such Debt Securities are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for Debt Securities of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur;
(xv) the listing of the Debt Securities on any securities exchange or inclusion in any other market or quotation or trading system; and (xvi) any other specific terms, conditions and provisions of the Debt Securities.

         The holders of Debt Securities of a specified series that are convertible into Common Stock ("Convertible Debt Securities") will be entitled at certain times specified in the Prospectus Supplement relating to such Convertible Debt Securities, subject to prior redemption, repayment or repurchase, to convert any Convertible Debt Securities of such series into Common Stock, at the conversion price set forth in such Prospectus Supplement, subject to adjustment and to such other terms as are set forth in such Prospectus Supplement. (Senior Indenture, Article 14; Subordinated Indenture,
Article 15).

         Unless otherwise provided in the Prospectus Supplement, principal of and any premium and interest on the Debt Securities shall be payable, and the transfer of the Debt Securities will be registrable, at the office of the applicable Trustee, except that, at the option of the Company, interest may be paid by mailing a check to the address of the person entitled thereto as it appears on the register for the Debt Securities. (Sections 305 and 1002).

         Unless otherwise indicated in the Prospectus Supplement, the Debt Securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 302 and 305).

         Debt Securities may be issued as Original Issue Discount Securities (as defined in the Indentures) to be sold at a substantial discount below their principal amount. Special federal income tax and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

Certain Covenants Applicable to Senior Debt Securities

         Unless otherwise indicated in the applicable Prospectus Supplement with respect to a series of Senior Debt Securities, Senior Debt Securities will have the benefit of the following covenants contained in the Senior Indenture. Unless otherwise indicated in the applicable Prospectus Supplement with respect to Subordinated Debt Securities of a series, the Subordinated Debt Securities will not have the benefit of such covenants. Certain capitalized terms used in this section are defined below under "Certain Definitions." Other capitalized terms not otherwise defined herein have the meanings ascribed to them in the Senior Indenture.

         Restrictions on Secured Debt and on Debt of Restricted Subsidiaries. The Senior Indenture provides that the Company will not itself, and will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any Debt secured by a Mortgage on any Principal Property of the Company or any Restricted Subsidiary, or any shares of Capital Stock or Debt of any Restricted Subsidiary, without effectively providing that the Securities of each series of Senior Debt Securities then Outstanding (together with, if the Company shall so determine, any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created that is not subordinate to the Securities of each series then Outstanding) shall be secured equally and ratably with (or, at the option of the Company, prior to) such secured Debt, so long as such secured Debt shall be so secured, and will not permit any Restricted Subsidiary to incur, issue, assume or guarantee any unsecured Debt or to issue any Preferred Stock, in each instance unless the aggregate amount of all such Debt together with the aggregate preferential amount to which such Preferred Stock would be entitled on any involuntary distribution of assets and all Attributable Debt of the Company and its Restricted Subsidiaries in respect of sale and leaseback transactions would not exceed 10% of Consolidated Net Tangible Assets. This restriction does not apply to, and there shall be excluded in computing Debt for the purpose of such restriction: (i) Debt secured by Mortgages on any property acquired, constructed or improved by the Company or any Restricted Subsidiary after the first date on which a Senior Debt Security is authenticated by the Trustee under the Senior Indenture, which Mortgages are created or assumed contemporaneously with, or within 30 months after, such acquisition, or completion of such construction or improvement, or within six months thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 30-month period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement incurred after the first date on which a Senior Debt Security is authenticated by the Trustee under the Senior Indenture or Mortgages on any property existing at the time of the acquisition thereof if any such Mortgage does not apply to any property previously owned by the Company or any Restricted Subsidiary other than, in the case of any such construction or improvement, any previously unimproved real property on which the property so constructed, or the improvement, is located; (ii) Debt of any corporation existing at the time such corporation is merged with or into the Company or a Restricted Subsidiary, provided that such Debt was not incurred in contemplation of such merger; (iii) Debt of any corporation existing at the time such corporation becomes a Restricted Subsidiary, provided that such Debt was not incurred in contemplation of such corporation becomming a Restricted Subsidiary; (iv) Debt of a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (v) Debt secured by Mortgages securing obligations issued by a state, territory or possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, to finance the acquisition of or construction on property, and on which the interest is not, in the opinion of counsel or in accordance with a ruling issued by the Internal Revenue Service, includable in gross income of the holder; and (vi) certain extensions, renewals or replacements of any Debt referred to in the foregoing clauses (i) through (v) inclusive. This restriction does not apply to any issuance of Preferred Stock by a Restricted Subsidiary to the Company or another Restricted Subsidiary, provided that such Preferred Stock is thereafter not transferable to any Person other than the Company or a Restricted Subsidiary. (Senior Indenture, Section 1008).

         Restrictions on Sales and Leasebacks. The Senior Indenture provides that the Company will not itself, and will not permit any Restricted Subsidiary to, after the first date on which a Senior Debt Security is authenticated by the Trustee under the Senior Indenture, enter into any sale and leaseback transaction with any bank, insurance company, lender or other investor involving any Principal Property that has been or is to be sold or transferred by the Company or a Restricted Subsidiary unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to such transactions, plus all Debt referred to in the preceding paragraph, would not exceed 10% of Consolidated Net Tangible Assets. This restriction will not apply to, and there shall be excluded in computing Attributable Debt for the purpose of such restriction, Attributable Debt with respect to any sale and leaseback transaction if: (i) the lease in such transaction is for a period (including renewal rights) not exceeding three years; (ii) the Company or a Restricted Subsidiary, within 180 days after such transaction, applies an amount not less than the greater of the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or the fair market value of the Principal Property so leased at the time of entering into such arrangement (as determined by the Board of Directors) to, subject to certain restrictions, the retirement of Funded Debt of the Company ranking on a parity with or senior to the Senior Debt Securities or the retirement of Funded Debt of a Restricted Subsidiary;
(iii) such transaction is entered into prior to, at the time of, or within 30 months after the later of the acquisition of the Principal Property or the completion of the construction thereon; (iv) the lease in such transaction secures or relates to obligations issued by a state, territory or possession or the United States, or any political subdivision thereof, or the District of Columbia, to finance the acquisition of or construction on property, and on which the interest is not, in the opinion of counsel or in accordance with a ruling issued by the Internal Revenue Service, includable in the gross income of the holder; or (v) such transaction is entered into between the Company and a Restricted Subsidiary or between Restricted Subsidiaries. (Senior Indenture,
Section 1009).

          Certain Definitions. The Senior Indenture defines the following terms used in this section:

         "Attributable Debt" means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the rate of 10% per annum compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

         "Capital Stock", as applied to the stock of any corporation, means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

         "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated Restricted Subsidiaries and computed in accordance with generally accepted accounting principles.

         "Debt" means loans, notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

         "Funded Debt" means all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

         "Preferred Stock" means any stock of any class of the Company that has a preference over Common Stock in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that is not mandatorily redeemable or repayable, or redeemable or repayable at the option of the Holder, otherwise than in shares of Common Stock or Preferred Stock of another class or series or with the proceeds of the sale of Common Stock or Preferred Stock.

         "Principal Property" means any manufacturing or processing plant, office facility, retail store, warehouse or distribution center, including, in each case, the fixtures appurtenant thereto, located within the continental United States and owned and operated now or hereafter by the Company or any Restricted Subsidiary (other than an Equity Store or any Person participating in the Business Development Program) and having a book value on the date as of which the determination is being made of more than 3% of Consolidated Net Tangible Assets. For purposes of this definition, (a) "Equity Store" means a Person in which the Company or any of its Subsidiaries has invested capital or to which it has made loans in accordance with the business practice of the Company and its Subsidiaries of making equity investments in Persons, and making or guaranteeing loans to such Persons, for the purpose of assisting such Persons in acquiring, remodeling, refurbishing, expanding or operating one or more retail grocery stores and pursuant to which such Persons are permitted or required to reduce the Company's or the Subsidiary's equity interest to a minority position over time, and (b) "Business Development Program" means the business practice of the Company and its Subsidiaries of making or guaranteeing loans to, or making equity investments in, third parties engaged in the retail grocery business in exchange for long-term supply agreements with the Company or any Subsidiary.

         "Restricted Subsidiary" means a Subsidiary of the Company, substantially all the property of which is located, or substantially all the business of which is carried on, within the present 50 States of the United States and which (i) owns a Principal Property as of the date hereof, or (ii) acquires a Principal Property after the date hereof from the Company or a Restricted Subsidiary other than for cash equal to such property's fair market value as determined by the Board of Directors, or (iii) acquires a Principal Property after the date hereof by purchase with funds substantially all of which are provided by the Company or a Restricted Subsidiary or with the proceeds of indebtedness for money borrowed, which indebtedness is guaranteed in whole or in part by the Company or a Restricted Subsidiary.

Subordination of Subordinated Debt Securities

         The obligations of the Company to make any payment on account of the principal of and premium, if any, and interest on the Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness of the Company. (Subordinated Indenture, Article 14).

         In the event that the Company shall default in the payment of any principal of or any premium or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities by set-off or otherwise) will be made or agreed to be made for principal of or any premium or interest on the Subordinated Debt Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Debt Securities. (Subordinated Indenture, Section 1401). Senior Indebtedness is defined in the Subordinated Indenture as (i) all indebtedness of the Company for money borrowed or constituting reimbursement obligations with respect to letters of credit and interest or currency swap agreements (including indebtedness secured by a mortgage, conditional sales contract or other lien that is (a) given to secure all or a part of the purchase price of property subject thereto, whether given to the vendor of such property or to another or (b) existing on property at the time of acquisition thereof); (ii) all indebtedness of the Company evidenced by notes, debentures, bonds or other securities sold by the Company for money;
(iii) lease obligations (including, but not limited to, capitalized lease obligations); (iv) all indebtedness of others of the kinds described in either of the preceding clauses (i) or (ii) and all lease obligations and obligations of others of the kind described in the preceding clause (iii) assumed by or guaranteed in any manner by the Company or in effect guaranteed by the Company through an agreement to purchase, contingent or otherwise; and (iv) all (whether initial or seriatim) renewals, deferrals, increases, extensions or refundings of and modifications to indebtedness of the kinds described in any of the preceding clauses (i), (ii) or (iv) and all renewals or extensions of leases of the kinds described in either of the preceding clauses (iii) or (iv); unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, lease, renewal, extension, deferral, increase, modification or refunding is not superior in right of payment to the Subordinated Debt Securities or is expressly subordinated by its terms in right of payment to all other indebtedness of the Company (including the Subordinated Debt Securities).

         In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property; (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings; (iii) any assignment by the Company for the benefit of creditors; or (iv) any other marshalling of the assets of the Company, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, is made to any holder of any of the Subordinated Debt Securities on account thereof. In such event, any payment or distribution on account of the principal of or any premium or interest on the Subordinated Debt Securities, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Debt Securities, to the payment of all Senior Indebtedness at the time outstanding, and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Subordinated Debt Securities, shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holder or Holders of Subordinated Debt Securities, together with the holders of any obligations of the Company ranking on a parity with the Subordinated Debt Securities, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of (and premium, if any) and interest on the Subordinated Debt Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Company ranking junior to the Subordinated Debt Securities and such other obligations. If any payment or distribution on account of the principal of or any premium or interest on the Subordinated Debt Securities of any character, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Debt Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), or any security shall be received by the Trustee or any Holder of any Subordinated Debt Securities in contravention of any of the terms of the Indenture and before all the Senior Indebtedness shall have been paid in full, such payment or distribution or security will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. (Subordinated Indenture, Section 1401).

         By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness may receive more, ratably, and any Holder or Holders of the Subordinated Debt Securities having a claim pursuant to such Subordinated Debt Securities may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of an Event of Default in respect of the Subordinated Debt Securities.

Effect of Corporate Structure

         The Debt Securities are obligations exclusively of the Company. Because the operations of the Company are currently conducted through subsidiaries, the cash flow and the consequent ability to service debt of the Company, including the Debt Securities, are dependent, in part, upon the earnings of its subsidiaries and the distribution of those earnings to the Company or upon loans or other payments of funds by those subsidiaries to the Company. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Debt Securities or to make any funds available therefor, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to the Company by its subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

         Although the Senior Indenture limits the incurrence of such indebtedness, as described above under "--Certain Covenants Applicable to Senior Debt Securities," the Debt Securities will be effectively subordinated to all indebtedness and other liabilities, including current liabilities and commitments under leases, if any, of the Company's subsidiaries. Any right of the Company to receive assets of any of its subsidiaries upon liquidation or reorganization of the subsidiary (and the consequent right of the holders of the Debt Securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinated to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.

No Restriction on Sale or Issuance of Stock of Subsidiaries

         The Indentures contain no covenant that the Company will not sell, transfer or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of any of its subsidiaries, nor does it prohibit any subsidiary from issuing any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of such subsidiary.

Consolidation, Merger and Sale of Assets

         The Company, without the consent of the Holder or Holders of any of the outstanding Debt Securities, may consolidate or merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation, partnership or trust organized under the laws of any domestic jurisdiction, provided, that, the successor corporation assumes the Company's obligations on the Debt Securities and under the Indentures and that after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time would become an Event of Default, has occurred and is continuing, and that certain other conditions are met. (Section 801).

Events of Default

         Events of Default with respect to Debt Securities of any series issued thereunder are defined in the Indentures as being: (i) default for thirty days in payment when due of any interest on any Debt Security of that series or any additional amount payable with respect to Debt Securities of such series as specified in the applicable Prospectus Supplement; (ii) default in payment when due of principal, premium, if any, or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any Debt Securities of that series; (iii) default for sixty days after notice to the Company by the Trustee for such series, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding, in the performance of any other agreement in the Debt Securities of that series, in the Indentures or in any supplemental indenture or board resolution referred to therein under which the Debt Securities of that series may have been issued; (iv) acceleration of the maturity of any Debt of the Company (including Senior Debt Securities of any other series) if the aggregate principal amount (or, if applicable, issue price plus accrued original issue discount) of the Debt the maturity of which has been accelerated exceeds five percent (5%) of the aggregate principal amount of the Company's Funded Debt then outstanding and such Debt is not paid, or such acceleration is not rescinded or annulled or such acceleration is not contested by appropriate proceedings and all consequences thereof that would have a material adverse effect on the Company stayed, within 30 days after receipt of written notice as provided in the Indenture; provided, however, that if, after the expiration of such 30-day period, the event of default that resulted in the acceleration of the maturity of such Debt of the Company is remedied or cured by the Company or waived by the holders of such Debt in any authorized manner or otherwise ceases to exist, then the Event of Default described in this clause (iv) resulting from such acceleration will be deemed cured and not continuing; and (v) certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary. (Section 501). Events of Default with respect to a specified series of Debt Securities may be added to the Indenture under which the series is issued and, if so added, will be described in the applicable Prospectus Supplement. (Section 301). No Event of Default with respect to a particular series of Debt Securities issued under the Indentures necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder.

         The Indentures provide that the Trustee for any series of Debt Securities shall, within ninety days after the occurrence of a Default with respect to Debt Securities of that series, give to the holder of the Debt Securities of that series notice of all uncured Defaults known to it, provided, that, except in the case of default in payment on the Debt Securities of that series, the Trustee may withhold the notice if and so long as it in good faith determines that withholding such notice is in the interest of the holders of the Debt Securities of that series, provided, further, that no notice of a default made in the performance of any covenant or a breach of any warranty contained in the Indentures, with certain limited exceptions, shall be given until at least 60 days after the occurrence thereof. "Default" means any event which is, or, after notice or lapse of time or both, would become, an Event of Default. (Section 602).

         If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, either the Trustee or the Holder or Holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the Holder or Holders of a majority in aggregate principal amount of outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502).

         The Indentures provide that, subject to the duty of the Trustees in the case of an Event of Default to act with the required standard of care, the Trustees will be under no obligation to exercise any of these rights or powers under the Indentures at the request or direction of any of the Holders, unless such Holder or Holders shall have offered to the Trustees reasonable indemnity. (Sections 601 and 603). Subject to such provisions for the indemnification of the Trustees, the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred on the Trustees with respect to the Debt Securities of that series. (Section 512).

         The Company is required to furnish to the Trustees annually a statement as to the performance by the Company of certain of its obligations under the Indentures and as to any default in such performance. (Section 1005).

Global Securities

         The Debt Securities of a series may be issued in the form of one or more fully registered securities in global form (each a "Global Security") that will be deposited with, or on behalf of, a depositary (the "Depositary Bank") identified in the Prospectus Supplement relating to such series and will be registered in the name of the Depositary Bank or its nominee. In such case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding Debt Securities of the series represented by such Global Security or Securities. Unless and until any such Global Security is exchanged in whole or in part for Debt Securities in definitive certificated form, such Global Security may not be transferred except as a whole by the Depositary Bank for such Global Security to a nominee of such Depositary Bank or by a nominee of such Depositary Bank to such Depositary Bank or another nominee of such Depositary Bank or by such Depositary Bank or any such nominee to a successor of such Depositary Bank or a nominee of such successor and except as described in the applicable Prospectus Supplement. (Section 303).

         The specific terms of the depositary arrangement with respect to a series of Debt Securities to be represented by a Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

         Upon the issuance of any Global Security, and the deposit of such Global Security with or on behalf of the Depositary Bank for such Global Security, the Depositary Bank will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions ("participants") that have accounts with such Depositary Bank or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution or placement of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown by book-keeping entries on, and the transfer of that ownership interest will be effected only through book-keeping entries to, records maintained by the Depositary Bank or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown by book-keeping entries on, and the transfer of that ownership interest among or through such participants will be effected only through book-keeping entries to, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive certificated form rather than book-entry form. Such laws may impair the ability to own, transfer or pledge beneficial interests in any Global Security.

         So long as the Depositary Bank for a Global Security or its nominee is the registered owner of such Global Security, such Depositary Bank or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below or otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive certificated form and will not be considered the holders thereof for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary Bank and, if such person is not a participant, on the procedures of the participant through which such person directly or indirectly owns its interest, to exercise any rights of a holder under the Indenture. The Indenture provides that the Depositary Bank may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the Indenture. (Section 104). The Company understands that under existing industry practices, if the Company requests any action of holders or any owner of a beneficial interest in such Global Security desires to give any notice or take any action that a holder is entitled to give or take under the Indenture, the Depositary Bank for such Global Security would authorize the participants holding the relevant beneficial interest to give such notice or take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

         Principal and any premium and interest payments on Debt Securities represented by a Global Security registered in the name of a Depositary Bank or its nominee will be made to such Depositary Bank or its nominee, as the case may be, as the registered owner of such Global Security. None of the Company, the Trustee or any paying agent for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 308).

         The Company expects that the Depositary Bank for any series of Debt Securities represented by a Global Security, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary Bank. The Company also expects that payments by participants to owners of beneficial interests in such Global Security or Securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

         If the Depositary Bank for any series of Debt Securities represented by a Global Security is at any time unwilling or unable to continue as Depositary Bank and a successor Depositary Bank is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive certificated form in exchange for such Global Security. In addition, the Company may at any time and in its sole discretion determine not to have the Debt Securities of a series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive certificated form in exchange for the Global Security representing such series of Debt Securities. (Section
305).

         Further, an owner of a beneficial interest in a Global Security representing Debt Securities of a series may, on terms acceptable to the Company and the Depositary Bank for such Global Security, receive Debt Securities of such series in definitive certificated form, if the Company so specifies with respect to the Debt Securities of such series. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to have Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Debt Securities in definitive certificated form. Debt Securities of such series so issued in definitive certificated form will, except as set forth in the applicable Prospectus Supplement, be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form. (Section 305).

Modification and Waiver

         Modifications and amendments of the Indentures may be made by the Company and the applicable Trustee with the consent of the Holder or Holders of a majority in principal amount of the Debt Securities of all affected series; provided, however, that no such modification or amendment may, without the consent of the Holder or Holders of all of the outstanding Debt Securities affected thereby, (i) change the stated maturity date of the principal of, or any installment of principal of, or premium, if any, or interest, if any, on, any Debt Security; (ii) reduce the principal amount of, or premium, if any, or interest, if any, on, any Debt Security, or change the method of calculation thereon or reduce the amount payable on redemption thereof; (iii) reduce the amount of principal of a Debt Security payable upon acceleration of the maturity thereof; (iv) change the place or currency of payment of principal of, or premium, if any, or interest, if any, on, any Debt Security; (v) impair the rights of any holder of any Debt Securities to conversion rights; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; or (vii) reduce the percentage in principal amount of the Debt Security, the consent of whose Holder or Holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults. (Sections 901 and 902).

         The Holder or Holders of a majority in principal amount of the Debt Securities of all affected series may, on behalf of the Holder or Holders of such Debt Securities, waive compliance by the Company with certain restrictive provisions of the Indentures. The Holder or Holders of a majority in principal amount of the Debt Securities of all affected series also may, on behalf of the Holder or Holders of all such Debt Securities, waive any past default under the Indentures with respect to such Debt Securities, except a default in the payment of the principal, or premium, if any, or interest on, any Debt Security or in respect of a provision that under the Indentures cannot be modified or amended without the consent of the Holder or Holders of all of the outstanding Debt Securities affected thereby. (Section 513).

Regarding the Trustees

         _____________________________ is the Trustee under the Senior
Indenture. Notice to the Senior Trustee should be directed to
_______________________________.

         _______________________ is the Trustee under the Subordinated Indenture. Notice to the Subordinated Trustee should be directed to
__________________________.

                         DESCRIPTION OF PREFERRED STOCK

General

         The following summary does not purport to be complete and is subject in all respects to applicable Virginia law and the Company's Amended and Restated Articles of Incorporation, as amended (the "Articles"), and Bylaws.

         The Company is authorized by its Articles to issue 5,000,000 shares of Preferred Stock. The Board of Directors is authorized to designate with respect to each new series of Preferred Stock the number of shares in each series, the dividend rates and dates of payment, voluntary and involuntary liquidation preferences, redemption prices, whether or not dividends shall be cumulative and, if cumulative, the date or dates from which the same shall be cumulative, the sinking fund provisions, if any, for redemption or purchase of shares, the rights, if any, and the terms and conditions on which shares can be converted into or exchanged for, or the rights to purchase, shares of any other class or series, and the voting rights, if any. Any Preferred Stock issued will rank prior to the Common Stock as to dividends and as to distributions in the event of liquidation, dissolution or winding up of the Company. The ability of the Board of Directors to issue Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting powers of holders of Common Stock and, under certain circumstances, may discourage an attempt by others to gain control of the Company. The Company may amend its Articles from time to time to increase the number of authorized shares of Preferred Stock. Any such amendment would require the approval of the holders of more than two-thirds of the outstanding shares of Common Stock and the approval of the holders of more than two-thirds of the outstanding shares of all series of Preferred Stock voting together as a separate voting group without regard to series. As of the date of this Prospectus, the Company had no shares of Preferred Stock outstanding.

         The Prospectus Supplement relating to each series of the Preferred Stock will describe the following terms thereof: (i) title and stated value of such series; (ii) the number of shares in such series; (iii) the dividend payment dates and the dividend rate or method of determination or calculation of such terms applicable to the series; (iv) applicable redemption provisions, if any; (v) sinking fund or purchase fund provisions, if any; (vi) the fixed liquidation price and fixed liquidation premium, if any, applicable to the series; (vii) the rate or basis of exchange or conversion into other securities or method of determination thereof applicable to the series, if any; (viii) the conversion rights, if any; (ix) applicable voting rights; and (x) any other terms applicable thereto.

Redemption

         A series of Preferred Stock may be redeemable, in whole or in part, at the option of the Company, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series.

         The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption shall specify the number of shares of such series of Preferred Stock that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to any accrued and unpaid dividends thereon to the date of redemption.

         If fewer than all the outstanding shares of any series of Preferred Stock are to be redeemed, whether by mandatory or optional redemption, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or a duly authorized committee thereof, or by any other method which may be determined by the Board of Directors or such committee to be equitable. From and after the date of redemption (unless default shall be made by the Company in providing for the payment of the redemption price), dividends shall cease to accrue on the shares of Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price) shall cease.

Conversion Rights; Preemptive Rights

         The Prospectus Supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of Common Stock or another series of preferred stock of the Company. The Preferred Stock will have no preemptive rights.

Dividend Rights

         The holders of the Preferred Stock of each series shall be entitled to receive, if and when declared payable by the Board of Directors, out of assets available therefor, dividends at, but not exceeding, the dividend rate for such series (which may be fixed or variable), payable at such intervals and on such dates as are provided in the resolution of the Board of Directors creating such series. If such intervals and dividend payment dates shall vary from time to time for such series, such resolution shall set forth the method by which such intervals and such dates shall be determined. Such dividends on Preferred Stock shall be paid before any dividends, other than a dividend payable in Common Stock of the Company, may be paid upon or set apart for any shares of capital stock ranking junior to the Preferred Stock in respect of dividends or liquidation rights (referred to in this Prospectus as "stock ranking junior to the Preferred Stock").

Voting Rights

         Except as indicated below or in the Prospectus Supplement relating to a particular series of Preferred Stock, or except as expressly required by the laws of the Commonwealth of Virginia or other applicable law, the holders of the Preferred Stock will not be entitled to vote. Except as indicated in the Prospectus Supplement relating to a particular series of Preferred Stock, each such share will be entitled to one vote on matters on which holders of such series of the Preferred Stock are entitled to vote. However, as more fully described below under "Depositary Shares," if the Company elects to issue Depositary Shares representing a fraction of a share of a series of Preferred Stock, each such Depositary Share will, in effect, be entitled to such fraction of a vote, rather than a full vote. Because each full share of any series of Preferred Stock shall be entitled to one vote, the voting power of such series, on matters on which holders of such series and holders of other series of preferred stock are entitled to vote as a single class, shall depend on the number of shares in such series, not the aggregate liquidation preference or initial offering price of the shares of such series of Preferred Stock.

         In addition to the foregoing voting rights, under the Virginia Stock Corporation Act (the "VSCA") as now in effect, the holders of Preferred Stock will have the voting rights set forth above under "Description of Preferred Stock General" with respect to amendments to the Articles that would increase the number of authorized shares of Preferred Stock of the Company.

Liquidation Rights

         In the event of any liquidation, dissolution or winding up of the Company, the holders of Preferred Stock shall be entitled to receive, for each share thereof, the fixed liquidation or stated value for the respective series together in all cases with all dividends accrued or in arrears thereon, before any distribution of the assets shall be made to the holders of any stock ranking junior to the Preferred Stock. If the assets distributable among the holders of Preferred Stock should be insufficient to permit the payment of the full preferential amounts fixed for all series, then the distribution shall be made among the holders of each series ratably in proportion to the full preferential amounts to which they are respectively entitled.

Depositary Shares

         General. The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue to the public receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

         The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary Bank"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

         The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering. If Depositary Shares are issued, copies of the forms of Deposit Agreement and Depositary Receipt will be incorporated by reference in the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such documents.

         Pending the preparation of definitive engraved Depositary Receipts, the Depositary Bank may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

         Withdrawal of Preferred Stock. Upon surrender of the Depositary Receipts to the Depositary Bank, the owner of the Depositary Shares evidenced thereby is entitled to delivery at such office of the number of whole shares of Preferred Stock represented by such Depositary Shares. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Depositary Bank will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Owners of Depositary Shares will be entitled to receive only whole shares of Preferred Stock. In no event will fractional shares of Preferred Stock (or cash in lieu thereof) be distributed by the Depositary Bank. Consequently, a holder of a Depositary Receipt representing a fractional share of Preferred Stock would be able to liquidate his position only by sale to a third party (in a public trading market transaction or otherwise), unless the Depositary Shares are redeemed by the Company or converted by the holder.

         Dividends and Other Distributions. The Depositary Bank will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

         In the event of a distribution other than in cash, the Depositary Bank will distribute property received by it to the record holders of Depositary
Shares entitled thereto, unless the Depositary Bank determines that it is not feasible to make such distribution, in which case the Depositary Bank may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

         Redemption of Depositary Shares. If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary Bank resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary Bank. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of Preferred Stock. Whenever the Company redeems shares of Preferred Stock held by the Depositary Bank, the Depositary Bank will redeem as of the same redemption date the number of Depositary Shares representing the shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary Bank.

         Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of Preferred Stock are entitled to vote, the Depositary Bank will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary Bank as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depositary Shares. The Depositary Bank will endeavor, insofar as practicable, to vote the amount of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all action that may be deemed necessary by the Depositary Bank in order to enable the Depositary Bank to do so. The Depositary Bank may abstain from voting shares of Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.

         Amendment and Termination of the Depositary Agreement. The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary Bank. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement may be terminated by the Company or the Depositary Bank only if (i) all outstanding Depositary Shares have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Receipts.

         Charges of Depositary Bank. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary Bank in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges, including any fee for the withdrawal of shares of Preferred Stock upon surrender of Depositary Receipts, as are expressly provided in the Deposit Agreement to be for their accounts.

         Miscellaneous. The Depositary Bank will forward to holders of Depositary Receipts all reports and communications from the Company that are delivered to the Depositary Bank and that the Company is required to furnish to the holders of Preferred Stock.

         Neither the Depositary Bank nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary Bank under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by persons presenting Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

         Resignation and Removal of Depositary Bank. The Depositary Bank may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary Bank, any such resignation or removal to take effect upon the appointment of a successor Depositary Bank and its acceptance of such appointment. Such successor Depositary Bank must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

         The Preferred Stock, when issued and full consideration is received therefor, will be fully paid and non-assessable.

                           DESCRIPTION OF COMMON STOCK

General

         The following summary does not purport to be complete and is subject in all respects to applicable Virginia law and the Company's Articles and Bylaws.

         The holders of validly issued and outstanding shares of Common Stock are entitled to one vote per share on each matter that is properly presented to shareholders for a vote. A majority of the votes cast decides each matter presented at a meeting of the shareholders (assuming a quorum is present), except for the election of directors, which requires a plurality of the votes cast, and certain matters for which a different vote is required by express provision of law, the Articles or the Bylaws. No cumulative voting is permitted.

         The holders of the Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. In addition, there are no redemption or sinking fund provisions applicable to the Common Stock.

         In the event of a liquidation, dissolution or winding up of the Company, each share of Common Stock entitles its holder to participate ratably in any assets remaining after payment of all liabilities and obligations of the Company and all preferential amounts to which the holders of shares of preferred stock, or any other class of stock having prior rights, may be entitled.

         Subject to the rights of any holders of shares of any class of stock having prior rights as to dividends, the holders of the Common Stock are entitled to receive ratably such dividends as the Board of Directors may declare out of funds legally available therefor, when and if so declared. The payment by the Company of dividends, if any, rests within the discretion of the Company's Board and will depend upon general business conditions encountered by the Company, its earnings, financial condition and capital requirements and such factors as the Company's Board may deem relevant. The Company has entered into certain credit agreements that include financial covenants restricting the payment of dividends.

Transfer Restrictions

         The Articles establish certain restrictions on the original issuance and transfer of the Common Stock.

         Shares of the Common Stock may not be transferred to any person who, immediately following such transfer would, together with such person's Affiliates and Associates (each, as defined below), be the beneficial owner of more than 20% of such shares, unless the proposed transfer is approved in advance by the Company's Board. The Articles provide that an attempt to transfer shares of the Common Stock without prior approval by the Company's Board to any person who would thereafter own more than 20% of such shares shall be null and void and shall not be recognized by the Company for any purpose, except that the Company's Board may elect to recognize such attempted transfer and simultaneously redeem such shares at their "restricted share redemption price" (generally the lowest price actually paid by the transferee for shares of the Common Stock during the two year period immediately before the attempted transfer or, if such price cannot be determined readily by the Company's Board, then the lowest closing price for such shares in their principal trading market during such period).

         The Articles require record holders of the Common Stock to disclose to the Company upon demand information with respect to beneficial ownership of the shares then held by them. The Company may enforce the restrictions on transfer of shares of the Common Stock by polling registered holders with respect to the beneficial ownership of their shares and by monitoring filings with the Commission by persons beneficially owning 5% or more of the Common Stock as required pursuant to Section 13(d) of the Exchange Act.

Trading Market and Transfer Agent

         Shares of the Common Stock are listed on the New York Stock Exchange under the symbol RFH. The transfer agent and registrar for shares of the Common Stock is First Union National Bank of North Carolina, 1525 West W.T. Harris Boulevard, Charlotte, North Carolina 28288-1153.

Certain Provisions Of Virginia Law, The Articles And Bylaws

Board of Directors; Removal; Vacancies

         The VSCA provides that the board of directors of a Virginia corporation shall consist of a number of individuals specified in or fixed in accordance with the bylaws of the corporation or, if not specified in or fixed in accordance with the bylaws, then a number specified in or fixed in accordance with the articles of incorporation of the corporation.

         The Bylaws provide that the number of members of the Company's Board shall be 12 and shall be subject to change as provided in the Articles. The Articles provide the Company's Board may amend the Bylaws from time to time to increase or decrease the number of directors by up to 30% of the number of directors last elected by the Company's shareholders; provided, that any decrease in the number of directors may not shorten an incumbent director's term or reduce any quorum or voting requirements until such person ceases to be a director.

         The Articles provide further that no person shall be eligible to serve as a member of the Company's Board if such person is "related" to an existing director or nominee. A person is deemed to be "related" to an existing director or nominee, if such person is an "Affiliate" or an "Associate" of an existing director or nominee or if such person and an existing director are Affiliates, Associates or employees of a single "Customer." The Articles define an "Affiliate" as any person that directly or indirectly controls, is controlled by or is under the common control with the person specified. The Articles define an "Associate" of any person as including (a) a corporation of which such person owns beneficially 10% or more of any class of equity securities, (b) a trust or an estate in which such person has a substantial beneficial interest or as to which such person serves as a fiduciary and (c) a relative or spouse of such person who shares the same home. For purposes of this provision, a "Customer" means any person engaged in the sale of grocery products for which subsidiaries of the Company, taken in the aggregate, represent such person's primary source of supply for such products (or such other persons as may be determined by a majority of the Company's Board).

         Pursuant to the VSCA, a member of the Company's Board may be removed with or without cause by a majority of the votes entitled to be cast at a meeting of shareholders called expressly for that purpose at which a quorum is present. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director.

         The Bylaws provide that any vacancy occurring on the Company's Board may be filled by the affirmative vote of the majority of the remaining directors, though less than a quorum of the Company's Board, and the term of any director so elected shall expire at the next annual meeting of shareholders and when his successor is elected.

         The Bylaws provide that, subject to the rights of holders of any class of preferred stock, a shareholder may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's nomination has been given to the Secretary of the Company not less than fifty nor more than seventy-five days before the first anniversary of the date of the Company's proxy statement in connection with the last meeting of shareholders called for the election of directors. Each notice must contain: (a) the name, age, business address and, if known, residential address of each nominee; (b) the principal occupation or employment of each nominee; and (c) the number and class of capital shares of the Company beneficially owned by each nominee. The Secretary of the Company delivers all such notices to the Nominating Committee of the Company's Board for review. After such review, the Nominating Committee makes its recommendation regarding nominees to the Company's Board. The chairman of any shareholders' meeting called for the election of directors may determine that a shareholder nomination was not made in accordance with the procedures and declare to the meeting that the defective nomination shall be disregarded.

         For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be given, either by personal delivery or by mail, to the Secretary not less than sixty days before the first anniversary of the date of the Company's proxy statement in connection with the last annual meeting. The notice must contain as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and record address of the shareholder proposing such business; (c) the class, series and number of the Company's shares beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business. If business is brought before an annual meeting without complying with these provisions, the chairman of the meeting shall declare that the business was not properly brought before the meeting, and such business shall not be transacted.

Liability of Officers and Directors

         The Articles provide that no officer or director shall be liable to the Company or its shareholders for monetary damages except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities laws.

         Virginia law permits, and the Articles require, indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act. The Articles require indemnification of (i) any person who was or is a party to any proceeding by reason of the fact that he is or was an officer or director of the Company, and
(ii) any director or officer who is or was serving at the request of the Company as a director, trustee, partner or officer of another entity, unless in each case such person engaged in willful misconduct or a knowing violation of the criminal law. In addition, Virginia law may under certain circumstances limit the liability of officers and directors in a shareholder or derivative proceeding.

         Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Anti-Takeover Statutes

         The VSCA contains provisions relating to "control share acquisitions," which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20 percent, 33 1/3 percent or 50 percent) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless (a) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (b) the articles of incorporation or bylaws of the corporation  provide  that  these  Virginia  law  provisions  do  not  apply  to acquisitions of its shares. An acquiring person that owns 5% or more of the corporation's voting stock may require that a special meeting of the shareholders be held, within 50 days of the acquiring person's request, to consider the grant of voting rights to the shares acquired in the control share acquisition. If voting rights are not granted and the corporation's articles of incorporation or bylaws so provide, the acquiring person's shares may be repurchased by the corporation, at its option, at a price per share equal to the acquiring person's cost. The VSCA grants dissenters' rights to any shareholder who objects to a control share acquisition that is approved by a vote of disinterested shareholders and that gives the acquiring person control of a majority of the corporation's voting shares. The VSCA's control share acquisition provisions were designed to deter certain takeovers of Virginia public corporations.

         The board of directors of a Virginia corporation may adopt a bylaw providing that the control share provisions of the VSCA do not apply to acquisitions of the corporation's shares. Such a bylaw may be adopted at any time up to four days following receipt by the corporation of notice of a proposed control share acquisition. The Company's board of directors has not adopted any such bylaw opting-out of the control share acquisition provisions of the VSCA, although there can be no assurance that the board will not determine to do so in the future.

         The VSCA also contains provisions governing "Affiliated Transactions." In general, these provisions require approval of material acquisition transactions between a Virginia corporation and any holder of more than 10 percent of any class of its outstanding voting shares (an "Interested Shareholder") by the holders of at least two-thirds of the remaining voting shares. Affiliated Transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, which increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than five percent. The Articles provide that these provisions shall not be applicable to the Company.

Miscellaneous

         The Common Stock, when issued and full consideration is received therefor, will be fully paid and non-assessable.

                             DESCRIPTION OF WARRANTS

         The Company may issue Warrants for the purchase of shares of Preferred Stock or Common Stock. Warrants may be issued independently or together with any other Offered Securities and may be attached to or separate from such securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement. If Warrants are issued, copies of the forms of Warrant Agreement and the certificate evidencing the Warrants will be incorporated by reference in the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such documents.

         The applicable Prospectus Supplement will describe the following terms, where applicable, of the Warrants in respect of which this Prospectus is being delivered: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the designation, aggregate principal amount and terms of the securities purchasable upon exercise of such Warrants; (v) the designation and terms of the Offered Securities with which such Warrants are issued and the number of such Warrants issued with each such security; (vi) if applicable, the date on and after which such Warrants and the related securities will be separately transferable; (vii) the price at which the securities purchasable upon exercise of such Warrants may be purchased; (viii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (ix) the minimum or maximum amount of such Warrants that may be exercised at any one time; (x) information with respect to book-entry procedures, if any; (xi) a discussion of material federal income tax considerations; and (xii) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                              PLAN OF DISTRIBUTION

         The Offered Securities may be sold for public offering to underwriters or dealers, which may be a group of underwriters represented by one or more managing underwriters, or through such firms or other firms acting alone or through dealers. The Offered Securities may also be sold directly by the Company or through agents to investors. The names of any agents, dealers or managing underwriters, and of any underwriters, involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the applicable agent's commission, dealer's purchase price or underwriter's discount and the net proceeds to the Company from such sale will be set forth in the Prospectus Supplement.

         Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Securities and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act.

         If an underwriter or underwriters are utilized in the sale of the Offered Securities, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. The underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Offered Securities will be obligated to purchase all such Offered Securities if any are purchased. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Under such underwriting agreements, underwriters, dealers and agents who participate in the distribution of the Offered Securities, may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act or contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. The underwriter or underwriters with respect to an underwritten offering of Offered Securities will be set forth in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement.

         Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for the Company and its subsidiaries and the Trustees in the ordinary course of business.

         The Offered Securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurances can be given that there will be a market for the Offered Securities.

                                  LEGAL MATTERS

         The validity of the Securities offered hereby will be passed upon for the Company by Hunton & Williams, Richmond, Virginia, and for any underwriters, agents or dealers by Cravath, Swaine & Moore, New York, New York.

                                     EXPERTS

         The consolidated balance sheets as of May 2, 1998 and May 3, 1997, and the consolidated statements of earnings, shareholders' equity and cash flows for the fiscal years ended May 2, 1998 and May 3, 1997, incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended May 2, 1998, and the related financial statement schedule included therein, which are incorporated by reference into this Prospectus, have been audited by Ernst & Young LLP, independent auditors. The consolidated statements of earnings, shareholders' equity and cash flows for the fiscal year ended April 27, 1996, incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended May 2, 1998, which are incorporated by reference into this Prospectus, have been audited by KPMG Peat Marwick LLP, independent auditors. The consolidated financial statements for the fiscal year ended April 27, 1996, give effect to the merger on October 15, 1995, of a wholly-owned subsidiary of Richfood with and into Super Rite Corporation, which has been accounted for using the pooling of interests method as described in the notes to the consolidated financial statements. Such consolidated financial statements and schedule are incorporated by reference herein in reliance upon the respective reports of such firms given on their authority as experts in accounting and auditing.

         No dealer, salesperson or any other person has been authorized to give any information or to make any representation other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date as of which information is given in this Prospectus. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.


         --------------------


         TABLE OF CONTENTS

                                            Page

Available Information............................ 2
Incorporation of Certain Documents by
Reference........................................ 2
Forward-Looking Statements....................... 2
The Company...................................... 3
Use of Proceeds.................................. 3
Certain Ratios................................... 3
Description of Debt Securities................... 4
Description of Preferred Stock...................12
Description of Common Stock......................15
Description of Warrants..........................18
Plan of Distribution.............................19
Legal Matters....................................19
Experts..........................................19


                --------------------



                                                   $500,000,000




                                                      [LOGO]



                                                  Debt Securities
                                                   Common Stock
                                                  Preferred Stock
                                                     Warrants











--------------------------------------------------------------------------------

                                                    PROSPECTUS

--------------------------------------------------------------------------------









                                                           , 1998

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         Estimated expenses in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as follows:


Securities and Exchange Commission registration fee..........$  147,500
Legal fees and expenses......................................   150,000
Accounting fees and expenses.................................    75,000
Rating agency fees...........................................   125,000
Trustee fees and expenses....................................     7,500
Printing, engraving and postage expenses.....................    30,000
Miscellaneous expenses.......................................    30,000
                                                              ----------
  Total                                                       $  565,000
                                                              ==========


Item 15.  Indemnification of Directors and Officers.

         The VSCA permits, and the Company's Articles require, indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act. Under sections 13.1-697 and 13.1-702 of the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company's Articles require indemnification of directors and officers with respect to any liability, expenses and other amounts incurred by them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. The Company's Articles provide that, to the full extent that the VSCA permits elimination of the liability of directors or officers, no director or officer of the Company shall be liable to the Company or its shareholders for any monetary damages.

Item 16.  Exhibits

1       --Form of Underwriting Agreement
4.1 --Form of Senior Indenture, dated _______ __, 1998, between the Company and ______________ as Trustee
4.2 --Form of Subordinated Indenture, dated __________ __, 1998, between the Company and _________________ as Trustee*
4.3     --Form of Deposit Agreement**
4.4     --Form of Deposit Receipt**
4.5     --Form of Warrant Agreement**
4.6     --Form of Warrant Certificate**
5       --Opinion of Hunton & Williams
12      --Statement re Computation of Ratios
23.1    --Consent of Ernst & Young LLP
23.2    --Consent of KPMG Peat Marwick LLP
23.3    --Consent of KPMG Peat Marwick LLP*
23.4    --Consent of Arthur Andersen LLP*
23.5    --Consent of Hunton & Williams (included in Exhibit 5)
24      --Powers of Attorney of Directors  and Officers of the Company
               (included on signature pages)
25.1    --Statement of Eligibility  and  Qualification  on Form T-1 of
               ____________, as the Senior Trustee, under the Trust Indenture Act of 1939*
25.2    --Statement of Eligibility  and  Qualification  on Form T-1 of
              ______________ as the Subordinated Trustee, under the Trust Indenture Act of 1939*

----------------
*     To be filed by a pre-effective amendment.
** To be filed by a post-effective amendment or by a Current Report on Form 8-K pursuant to the Securities Exchange Act of 1934, as appropriate.

Item 17.  Undertakings

         The undersigned registrant hereby undertakes:


(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus  required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.


(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
         Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.


(7) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(8) To file an application for the purpose of determining the eligibility of a trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on September 30, 1998.


                                                RICHFOOD HOLDINGS, INC.
                                                     (Registrant)


                                                By:/s/ John E. Stokely
                                                   ----------------------------
                                                   John E. Stokely
                                                   Chairman, President and Chief
                                                   Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 30, 1998. Each of the directors and/or officers of Richfood Holdings, Inc. whose signature appears below hereby appoints John E. Stokely, John C. Belknap and Scott M.J. Anderegg, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments, to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things on their behalf in their capacities as officers and directors to enable Richfood Holdings, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.


         Signature                 Title


By
       /s/ John E. Stokely
       --------------------            Chairman of the Board, President
           John E. Stokely             and Chief Executive Officer
                                       (principal executive officer)

By
       ---------------------           Director
           Donald D. Bennett


By     /s/ Roger L. Gregory
       --------------------            Director
           Roger L. Gregory


By     /s/ Grace E. Harris
       -------------------             Director
           Grace E. Harris


By     /s/ John C. Jamison
       -------------------             Director
           John C. Jamison


By     /s/ G. Gilmer Minor, III
       ------------------------        Director
           G. Gilmer Minor, III


By     /s/ Claude B. Owen, Jr.
       -----------------------         Director
           Claude B. Owen, Jr.


By     /s/ Albert F. Sloan
       -------------------             Director
           Albert F. Sloan


By     /s/ George H. Thomazin
       ----------------------          Director
           George H. Thomazin


By     /s/ James E. Ukrop
       ------------------              Director
           James E. Ukrop


By     /s/ Edward Villanueva
      ----------------------           Director
           Edward Villanueva


By    /s/ John C. Belknap
      -------------------              Executive Vice President and
          John C. Belknap              Chief Financial Officer
                                       (principal financial officer)

By    /s/ David W. Hoover
      -------------------               Vice President-Finance
          David W. Hoover               (principal accounting officer)

                                  EXHIBIT INDEX


Exhibit
Number              Exhibit

1        --Form of Underwriting Agreement
4.1      --Form  of  Senior  Indenture,  dated  __________  __,  1998, between  the  Company  and ______________ as Trustee
4.2      --Form of Subordinated  Indenture,  dated  ____________ __, 1998, between the Company and _________________ as Trustee*
4.3      --Form of Deposit Agreement**
4.4      --Form of Deposit Receipt**
4.5      --Form of Warrant Agreement**
4.6      --Form of Warrant Certificate**
5        --Opinion of Hunton & Williams
12       --Statement re Computation of Ratios
23.1     --Consent of Ernst & Young LLP
23.2     --Consent of KPMG Peat Marwick LLP
23.3     --Consent of KPMG Peat Marwick LLP*
23.4     --Consent of Arthur Andersen LLP*
23.5     --Consent of Hunton & Williams (included in Exhibit 5)
24       --Powers of Attorney of Directors  and Officers of the Company
              (included on signature pages)
25.1     --Statement of Eligibility  and  Qualification  on Form T-1 of
              ____________, as the Senior Trustee, under the Trust Indenture Act of 1939*
25.2     --Statement of Eligibility  and  Qualification  on Form T-1 of
                ______________ as the Subordinated Trustee, under the Trust Indenture Act of 1939*


----------------
*   To be filed by a pre-effective amendment.
** To be filed by a post effective amendment or by a Current Report on Form 8-K pursuant to the Securities Exchange Act of 1934, as appropriate.